As filed with the Securities and Exchange Commission on May 24, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

________________________________

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	83-4222776
(State or jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

12701 Whitewater Drive, Suite 100

Minnetonka, MN 55343

(952) 294-1300

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffery Crivello	Copies to:
Chief Executive Officer	J.C. Anderson
BBQ Holdings, Inc.	Lathrop GPM LLP
12701 Whitewater Drive, Suite 190	500 IDS Center
Minnetonka, MN 55343	80 South Eighth Street
(952) 294-1300	Minneapolis, MN 55402
(Name, address, including zip code, and telephone number,	(612) 632-3002
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE; INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORMS S-8 (NO. 333- 204015; NO. 333- 208261 and NO. 333-226816)

This registration statement registers additional securities of the same class as other securities for which registration statements filed on Forms S-8 relating to BBQ Holdings, Inc. 2015 Equity Incentive Plan (the “Plan”) are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this registration statement the contents of (a) the registration statement on Form S-8 (File No. 333- 204015) that we filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2015 relating to the registration of 350,000 shares of our common stock authorized for issuance under the Plan, as amended by Post-Effective No. 1, (b) the registration statement on Form S-8 (File No. 333-208261) that we filed with the SEC on November 30, 2015, relating to the registration of 350,000 shares of our common stock authorized for issuance under the Plan, as amended by Post-Effective No. 1, (c) the registration statement on Form S-8 (File No. 333- 226816) that we filed with the SEC on August 13, 2018 relating to the registration of 300,000 shares of our common stock authorized for issuance under the Plan, as amended by Post-Effective No. 1, and (d) the registration statement on Form S-8 (File No. 333-255098) that we filed with the SEC on April 7, 2021 relating to the registration of 500,000 shares of our common stock authorized for issuance under the Plan, in each case in their entirety and including exhibits thereto. This registration statement provides for the registration of an additional 500,000 shares of common stock to be issued under the Plan. These 500,000 shares represent an increase in the number of shares of common stock reserved for issuance under the Plan, which increase was approved by the stockholders on June 15, 2021, at the annual meeting of stockholders of BBQ Holdings, Inc. As a result of the foregoing, the number of shares of common stock reserved under the Plan is now 2,000,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are incorporated herein by reference:

(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2022, filed on March 16, 2022;

(b)	The registrant’s Current Report on Form 8-K filed on April 13, 2022;

(c)	The registrant’s Quarterly Report on Form 10-Q filed on May 12, 2022; and

(d)

The description of our common stock, which is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in Exhibit 4.1 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8 Exhibits.

4.1	BBQ Holdings, Inc. Amended and Restated 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 Current Report on Form 8-K, filed on June 17, 2021)

5.1*	Opinion of Lathrop GPP LLP

23.1*	Consent of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.

23.2*	Consent of Lathrop GPM LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereof)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on May 24, 2022.

BBQ HOLDINGS, INC.

By:	/s/ Jeffery Crivello
Name:	Jeffery Crivello
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Jeffery Crivello or Jason Schanno, or either of them, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffery Crivello	Chief Executive Officer and Director	May 24, 2022
Jeffery Crivello	(Principal Executive Officer)

/s/ Jason Schanno	Chief Financial Officer and Secretary	May 24, 2022
Jason Schanno	(Principal Financial Officer and Principal Accounting Officer)

/s/ Charles E. Davidson	Director	May 24, 2022
Charles E. Davidson

/s/ Peter O. Haeg	Director	May 24, 2022
Peter O. Haeg

/s/ Rachel Maga	Director	May 24, 2022
Rachel Maga

/s/ Bryan Wolff	Director	May 24, 2022
Bryan Wolff